Exhibit 99.01

Contacts:	Investors	Media
	Kim Watkins	Abby Smith
	Intuit Inc.	Intuit Inc.
	650-944-3324	408-839-6028
	kim_watkins@intuit.com	abby_smith@intuit.com

Intuit Reiterates Operating Income and Earnings per Share Guidance for Fiscal Year 2023; Expects to Report First-Quarter Results Above Guidance

MOUNTAIN VIEW, Calif. - November 1, 2022 - Intuit Inc. (Nasdaq: INTU) the global financial technology platform that makes TurboTax, Credit Karma, QuickBooks, and Mailchimp, today reiterated its full fiscal year 2023 operating income and earnings per share guidance. Ahead of its first quarter fiscal 2023 earnings announcement on November 29, 2022, the company expects to report results for first quarter fiscal 2023 above guidance that it reiterated at Investor Day on September 29, 2022.

“We continue to be bullish on our small business and tax businesses, which made up 86 percent of our revenue last year, and we expect each of these segments to meet our previously issued revenue guidance for the year as we continue to accelerate innovation across the company,” said Sasan Goodarzi, Intuit’s chief executive officer.

At Investor Day and on Intuit’s fourth quarter earnings call, the company shared that all Credit Karma verticals have been negatively impacted by macro uncertainty. Credit Karma experienced further deterioration in these verticals during the last few weeks of the first quarter.

“In spite of the impact to Credit Karma, we are reiterating operating income and earnings per share guidance for fiscal year 2023, and expect to report first quarter results above guidance,” said Michelle Clatterbuck, Intuit’s chief financial officer.

Expected First-Quarter Fiscal 2023 Results
Intuit expects to report results for the first-quarter fiscal 2023 above guidance previously reiterated on September 29, 2022, which was:
•Revenue growth of approximately 23 to 25 percent, including Mailchimp.
•GAAP operating loss of $125 million to $105 million.
•Non-GAAP operating income of $469 million to $489 million.
•GAAP loss per share of $0.43 to $0.37.
•Non-GAAP diluted earnings per share of $1.14 to $1.20.

Forward-looking Guidance
Full Fiscal Year 2023

Intuit also reiterated GAAP and non-GAAP operating income and earnings per share guidance for the full fiscal year 2023, previously reiterated on September 29, 2022. The company plans to update Credit Karma and full company revenue guidance for full year fiscal 2023 on its first quarter earnings conference call on November 29, 2022. The company expects:
•GAAP operating income of $2.794 billion to $2.899 billion, growth of approximately 9 to 13 percent.
•Non-GAAP operating income of $5.258 billion to $5.363 billion, growth of approximately 17 to 19 percent.
•GAAP diluted earnings per share of $6.92 to $7.22, a decline of approximately 5 to 1 percent.
•Non-GAAP diluted earnings per share of $13.59 to $13.89, growth of approximately 15 to 17 percent.

About Intuit
Intuit is the global financial technology platform that powers prosperity for the people and communities we serve. With more than 100 million customers worldwide using TurboTax, Credit Karma, QuickBooks, and Mailchimp, we believe that everyone should have the opportunity to prosper. We never stop working to find new, innovative ways to make that possible. Please visit us for the latest information about Intuit, our products and services, and find us on social.
About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles, please see the section of the accompanying tables titled "About Non-GAAP Financial Measures" as well as the related Table 1. A copy of the press release issued by Intuit today can be found on the investor relations page of Intuit's website.

Cautions About Forward-looking Statements
This press release contain forward-looking statements, including expectations regarding: forecasts and timing of growth and future financial results of Intuit and its reporting segments; the impact of macroeconomic conditions on our business, segments and products; Intuit’s prospects for the business in fiscal 2023 and beyond; timing and growth of revenue from current or future products and services; demand for our products; Intuit's corporate tax rate; the amount and timing of any future dividends or share repurchases; availability of our offerings; and the impact of acquisitions and strategic decisions on our business; as well as all of the statements under the headings “Expected First-Quarter Fiscal 2023 Results” and "Forward-looking Guidance."
Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. These risks and uncertainties may be amplified by the effects of global developments, conditions or events like inflationary pressures, the Russia-Ukraine war and the COVID-19 pandemic, which have caused significant global economic instability and uncertainty. These factors include, without limitation, the following: our ability to compete successfully; potential governmental encroachment in our tax businesses; our ability to adapt to technological change; our ability to predict consumer behavior; our reliance on third-party intellectual property; our ability to protect our intellectual property rights; any harm to our reputation; risks associated with acquisition and divestiture activity, including the integration of Credit Karma and Mailchimp; the issuance of equity or incurrence of debt to fund an acquisition; cybersecurity incidents (including those affecting the third parties we rely on); customer concerns about privacy and cybersecurity incidents; fraudulent activities by third parties using our offerings; our failure to process transactions effectively; interruption or failure of our information technology; our ability to maintain critical third-party business relationships; our ability to attract and retain talent; any deficiency in the quality or accuracy of our products (including the advice given by experts on our platform); any delays in product launches; difficulties in processing or filing customer tax submissions; risks associated with international operations; changes to public policy, laws or regulations affecting our businesses; litigation in which we are involved; the seasonal nature of our tax business; changes in tax rates and tax reform legislation; global economic conditions (including, without limitation, inflation); exposure to credit, counterparty and other risks in providing capital to businesses; amortization of acquired intangible assets and impairment charges; our ability to repay or otherwise comply with the terms of our outstanding debt; our ability to repurchase shares or distribute dividends; volatility of our stock price; and our ability to successfully market our offerings. More details about these and other risks that may impact our business are included in our Form 10-K for fiscal 2022 and in our other SEC filings. You can locate these reports through our website at http://investors.intuit.com. Fiscal 2023 full-year guidance and first-quarter fiscal 2023 expectations speak only as of the date they were publicly issued by Intuit. Other forward-looking statements represent the judgment of the management of Intuit as of the date of this presentation. Except as required by law, we do not undertake any duty to update any forward-looking statement or other information in this presentation.

TABLE 1
INTUIT INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE FOR NON-GAAP FINANCIAL MEASURES TO PROJECTED GAAP REVENUE, OPERATING INCOME (LOSS), AND EPS
(In millions, except per share amounts)
(Unaudited)

	Forward-Looking Guidance
	GAAP Range of Estimate				Non-GAAP Range of Estimate
	From	To	Adjmts		From	To
Three Months Ending October 31, 2022
Revenue	$2,478	$2,513	$—		$2,478	$2,513
Operating income (loss)	$(125)	$(105)	$594	[a]	$469	$489
Diluted earnings (loss) per share	$(0.43)	$(0.37)	$1.57	[b]	$1.14	$1.20

Twelve Months Ending July 31, 2023
Operating income	$2,794	$2,899	$2,464	[c]	$5,258	$5,363
Diluted earnings per share	$6.92	$7.22	$6.67	[d]	$13.59	$13.89
See “About Non-GAAP Financial Measures” immediately following Table 1 for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.
[a]     Reflects estimated adjustments for share-based compensation expense of approximately $432 million; amortization of acquired technology of approximately $41 million; and amortization of other acquired intangible assets of approximately $121 million.
[b]     Reflects estimated adjustments in item [a], income taxes related to these adjustments, and other income tax effects related to the use of the non-GAAP tax rate.
[c]     Reflects estimated adjustments for share-based compensation expense of approximately $1.8 billion; amortization of acquired technology of approximately $162 million; and amortization of other acquired intangibles of approximately $483 million.
[d]    Reflects estimated adjustments in item [c], income taxes related to these adjustments, and other income tax effects related to the use of the non-GAAP tax rate.

INTUIT INC.
ABOUT NON-GAAP FINANCIAL MEASURES

The accompanying press release dated November 1, 2022 contains non-GAAP financial measures. Table 1 reconciles the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP net income (loss) per share.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.

We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.

We exclude the following items from all of our non-GAAP financial measures:
•Share-based compensation expense
•Amortization of acquired technology
•Amortization of other acquired intangible assets
•Goodwill and intangible asset impairment charges
•Gains and losses on disposals of businesses and long-lived assets
•Professional fees and transaction costs for business combinations

We also exclude the following items from non-GAAP net income (loss) and diluted net income (loss) per share:
•Gains and losses on debt and equity securities and other investments
•Income tax effects and adjustments
•Discontinued operations

We believe these non-GAAP financial measures provide meaningful supplemental information regarding Intuit’s operating results primarily because they exclude amounts that we do not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization, our individual operating segments, or our senior management. Segment managers are not held accountable for share-based compensation expense, amortization, or the other excluded items and, accordingly, we exclude these amounts from our measures of segment performance. We believe our non-GAAP financial measures also facilitate the comparison by management and investors of results for current periods and guidance for future periods with results for past periods.

The following are descriptions of the items we exclude from our non-GAAP financial measures.

Share-based compensation expenses. These consist of non-cash expenses for stock options, restricted stock units, and our Employee Stock Purchase Plan. When considering the impact of equity awards, we place greater emphasis on overall shareholder dilution rather than the accounting charges associated with those awards.

Amortization of acquired technology and amortization of other acquired intangible assets. When we acquire a business in a business combination, we are required by GAAP to record the fair values of the intangible assets of the business and amortize them over their useful lives. Amortization of acquired technology in cost of revenue includes amortization of software and other technology assets of acquired businesses. Amortization of other acquired intangible assets in operating expenses includes amortization of assets such as customer lists, covenants not to compete, and trade names.

Goodwill and intangible asset impairment charges. We exclude from our non-GAAP financial measures non-cash charges to adjust the carrying values of goodwill and other acquired intangible assets to their estimated fair values.

Gains and losses on disposals of businesses and long-lived assets. We exclude from our non-GAAP financial measures gains and losses on disposals of businesses and long-lived assets because they are unrelated to our ongoing business operating results.

Professional fees and transaction costs for business combinations. We exclude from our non-GAAP financial measures the professional fees we incur to complete business combinations. These include investment banking, legal, and accounting fees.

Gains and losses on debt securities and other investments. We exclude from our non-GAAP financial measures credit losses on available-for-sale debt securities and gains and losses on other investments.

Income tax effects and adjustments. We use a long-term non-GAAP tax rate for evaluating operating results and for planning, forecasting, and analyzing future periods. This long-term non-GAAP tax rate excludes the income tax effects of the non-GAAP pre-tax adjustments described above, and eliminates the effects of non-recurring and period specific items which can vary in size and frequency. Based on our current long-term projections, we are using a long-term non-GAAP tax rate of 24% for fiscal 2021 and fiscal 2022. This long-term non-GAAP tax rate could be subject to change for various reasons including significant changes in our geographic earnings mix or fundamental tax law changes in major jurisdictions in which we operate. We will evaluate this long-term non-GAAP tax rate on an annual basis and whenever any significant events occur which may materially affect this rate.

Operating results and gains and losses on the sale of discontinued operations. From time to time, we sell or otherwise dispose of selected operations as we adjust our portfolio of businesses to meet our strategic goals. In accordance with GAAP, we segregate the operating results of discontinued operations as well as gains and losses on the sale of these discontinued operations from continuing operations on our GAAP statements of operations but continue to include them in GAAP net income or loss and net income or loss per share. We exclude these amounts from our non-GAAP financial measures.

The reconciliations of the forward-looking non-GAAP financial measure to the most directly comparable GAAP financial measures in Table 1 include all information reasonably available to Intuit at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of businesses, goodwill and other asset impairments, sales of available-for-sale debt securities and other investments, and disposals of business and long-lived assets.
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